FOR IMMEDIATE RELEASE:

OnPoint Medical Diagnostics, Inc. and Vertical Health Solutions, Inc.
Complete Reverse Merger

Minneapolis – April 18, 2011:  OnPoint Medical Diagnostics, Inc., a privately-held Minnesota corporation, and Vertical Health Solutions, Inc. (OTCQB: VHSLD), a Florida corporation, have completed a reverse merger.  Pursuant to the merger agreement, OnPoint has become a wholly-owned subsidiary of Vertical Health Solutions (VHS) and shall constitute the sole business and operations of VHS. The members of the board of directors and executive team of OnPoint will become the board of directors and executive team of VHS.

OnPoint is a development stage company commercializing MRI quality assurance testing software and technologies developed by Mayo Clinic and licensed to OnPoint. "We are delighted to complete this reverse merger," said William Cavanaugh, OnPoint’s chief executive officer. "The going public transaction provides a strong financial foundation with potential enhanced access to capital.  We believe the public markets are the fastest path to securing this capital with the least amount of dilution to our existing shareholders, while providing enhanced liquidity to meet the unique needs of our individual investors.“

"We feel we are now well positioned to execute on our vision of delivering an enterprise quality assurance platform to the global healthcare industry,” said Cavanaugh. “By leveraging artificial intelligence, cloud-based technologies and a Software-as-a-Service (SaaS) framework, we can provide the medical community access to our products on any computer or device with a web browser."

Under the terms of the merger agreement, each issued and outstanding share of OnPoint common stock will have the right to receive shares of VHS common stock at a ratio of 1:1, subject to certain limitations as set forth in the merger agreement. Upon the completion of the reverse merger, VHS will have 8,227,869 shares of common stock issued and outstanding, and the former stockholders of OnPoint will hold in the aggregate approximately 87 percent of the outstanding shares of VHS common stock.

As soon as reasonably possible, VHS intends to take the necessary steps and seek stockholder approval to (i) reincorporate the publicly-traded parent corporation in Minnesota, and (ii) change the name of the parent corporation to OnPoint Medical Diagnostics, Inc.

The securities issued by VHS in the foregoing transaction have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent such registration or an applicable exemption therefrom. This press release shall not constitute an offer to sell securities and is not soliciting an offer to buy securities.

Further details regarding the terms of the merger agreement can be found in the company’s Form 8-K filed with the Securities and Exchange Commission.

About OnPoint Medical Diagnostics, Inc.

OnPoint is a development stage company commercializing MRI quality assurance testing software and technologies developed by Mayo Clinic.  The company intends to leverage technology and intelligent systems to assist the global healthcare industry in delivering the highest quality medical images possible – safely, consistently and efficiently. OnPoint’s enterprise quality assurance solution will be deployed in the

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cloud and delivered in a SaaS framework, which will provide anytime, anywhere access to the technology. The company’s flagship product for MRI is focused on automating the weekly quality control measures required for accreditation by American College of Radiology, with real-time dashboards, analytics and trending to make sure scanners are providing the best possible images of patients.  For more information, visit www.onpointmd.com.

Notice Regarding Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  The Company’s  performance and financial results could differ materially from those reflected in these forward-looking statements due to risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to: our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our collaboration partners; our ability to compete in our industry; fluctuations in demand, sales and prices for our products and services; our ability to protect our intellectual property rights; our ability to limit liability for claims against our predecessor or as a result of our restructuring; general political, economic and market conditions and events; and other risks and uncertainties described more fully described in our documents filed with or furnished to the Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  The Company undertakes no obligation to update publicly any forward-looking statement.

Media Contact
Terri Anderson
(612) 568-4205
press@onpointmd.com

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